Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PHOENIX CAPITAL GROUP HOLDINGS, LLC", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF APRIL, A.D. 2019, AT 1:50 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7377034 8100
SR# 20193043556

Authentication: 202688542
Date: 04-22-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 04/16/2019
FILED 01:50 PM 04/16/2019
SR 20192874181 - File Number 7377034

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PHOENIX CAPITAL GROUP HOLDINGS, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 ORANGE STREET (street), in the City of WILMINGTON, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By: [signature]
Authorized Person

Name: LINDSEY WILSON
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